UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2013

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54438	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On July 10, 2013 we entered into a note exchange and subscription agreement with two of our stockholders, Very Hungry LLC and Scott Reiman 1991 Trust, whereby the stockholders exchanged their $5.5 million aggregate principal amount of subordinated promissory notes issued by us for 5.5 million shares of a newly created senior mandatorily convertible preferred stock.  The terms of the preferred stock are summarized in Item 3.02.

Item 3.02.             Unregistered Sales of Equity Securities.

On July 10, 2013 we issued 5.5 million shares of our newly created senior mandatorily convertible preferred stock pursuant to the agreement described in Item 1.01in exchange for $5.5 million aggregate principal amount of subordinated promissory notes issued by us.  The preferred stock will convert into the same units issued in our June, 2013 public offering at a conversion price equal to the public offering price of $0.12 per share upon shareholder approval of such conversion and of a proposed reverse stock split of up to 50-for-one, which will be voted upon at our annual meeting of stockholders expected to be held in late August, 2013.  Each unit consists of one share of commons stock, a five-year warrant to purchase an additional share of common stock at an exercise price of $0.12 and a second 90-day warrant, exercisable at $0.12, to purchase a share of common stock and an additional five year warrant to purchase an additional share of common stock at an exercise price of $0.12.  The five-year warrants have the same full ratchet anti-dilution price protection contained in the five-year warrants issued in the public offering. The preferred stock will begin to accrue dividends of 20% per annum starting December 15, 2013, increasing to 25% on June 15, 2014 and again to 30% on December 31, 2014.  The preferred stock limits the voting power of all common stock and preferred stock held by the preferred stock holders to 19.99% of the outstanding voting power.

Issuance of the preferred stock was not registered under the Securities Act of 1933.  The issuance of these securities was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D and Rule 506 promulgated thereunder.  These securities qualified for exemption since the issuance securities by us did not involve a public offering and the purchasers are all accredited investors as defined in Regulation D. The offering was not a “public offering” as defined in Section 4(2) due to the existing relationship with the purchasers, the insubstantial number of persons involved in the sale, size of the offering, manner of the offering and number of securities offered. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act and Regulation D for this transaction.

Item 7.01              Regulation FD Disclosure.

On July 9, 2013 we issued a press release announcing that our Investor/Analyst luncheon will take place on July 22nd, 2013 in New York City at which we will discuss and review our Pre-Feasibility Study results, which we plan to release prior to July 22nd.The press release is filed as exhibit 99.1 to this report.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
Exhibit 4.1	Certificate of Designation of Senior Mandatorily Convertible Preferred Stock
Exhibit 10.1	Note Exchange and Subscription Agreement with Very Hungry LLC and Scott Reiman 1991 Trust
Exhibit 99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Gregory M. Dangler
Date: July 10, 2013		Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit No.	Identification of Exhibits
Exhibit 4.1	Certificate of Designation of Senior Mandatorily Convertible Preferred Stock
Exhibit 10.1	Note Exchange and Subscription Agreement with Very Hungry LLC and Scott Reiman 1991 Trust
Exhibit 99.1	Press Release